FIFTH AMENDMENT TO CREDIT AGREEMENT


     This FIFTH AMENDMENT TO CREDIT AGREEMENT dated as of May 17, 2000 (this "Amendment"), is by and between AKI, INC., a Delaware corporation, formerly known as Arcade, Inc. ("Borrower") and HELLER FINANCIAL, INC., a Delaware corporation ("Lender").

                                R E C I T A L S:

     A. Borrower and Lender are parties to that certain Credit Agreement dated as of April 30, 1996 (as the same has been and hereafter may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

     B. Borrower and Lender wish to amend the Credit Agreement as provided herein.

     NOW, THEREFORE, the parties agree as follows:

     1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

     2. Amendments to the Credit Agreement.

          (a) Subsection 3.1 of the Credit Agreement is amended by adding the following as clause (H) thereto:

               "(H) the AHC Subordinated Indebtedness."

          (b) Subsection 3.5 of the Credit Agreement is amended by adding the following as clause (J) thereto:

               "(J) Borrower may make scheduled interest and principal payments on account of the AHC Subordinated Indebtedness provided all of the following conditions are satisfied:

                         (i) no Default or Event of Default has  occurred and is
                    continuing or would arise as a result of any such payment;

                         (ii) after giving effect to any such payment,  Borrower
                    is in compliance on a pro forma basis with the covenants set forth in subsections 4.3, 4.4 and 4.5, recomputed for the most recent month for which financial statements have been delivered; and

                         (iii)  after  giving  effect to any such  payment,  the
                    Maximum   Revolving  Loan  Balance   exceeds  the  aggregate
                    outstanding principal balance of Revolving Loans by not less
                    than   $3,000,000."
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          (c) Subsection  10.1 of the Credit  Agreement is amended by adding the following definition thereto:

               "AHC Subordinated Indebtedness" means Subordinated Indebtedness of Borrower owing to AHC I Acquisition Corp. a Delaware corporation ("AHC"), evidenced by that certain Subordinated Promissory Note dated as of May 17, 2000, made by Borrower to the order of AHC, up to an aggregate principal amount not to exceed $10,000,000.

     3. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower represents and warrants to Lender that:

          (a) the execution, delivery and performance by Borrower of this Amendment are within its corporate power, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation or By-laws of Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon Borrower;

          (b) the Credit Agreement as amended as of the date hereof is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms;

          (c) each of the representations and warranties set forth in Section 5 of the Credit Agreement (other that those which, by their terms, specifically are made as of a certain date prior to the date hereof) are true and correct in all material respects as of the date hereof; and

          (d) no Default or Event of Default has occurred and is continuing.

     4. Conditions. The effectiveness of the amendments stated in this Amendment is subject to each of the following conditions precedent or concurrent:

          (a) No Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing;

          (b) Borrower shall have executed and delivered this Amendment, the Subordination and Intercreditor Agreement by and among, Borrower, AHC and Heller (which AHC also shall have executed and delivered), and such other documents and instruments as Lender may require shall have been executed and/or delivered to Lender; and

          (c) All legal matters incident to this Amendment shall be satisfactory to Lender and its legal counsel.

     5. Miscellaneous.

          (a) Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.
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          (b) Governing Law. This  Amendment  shall be a contract made under and governed by the laws of the State of New York, without regard to conflict of laws principals. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the
     extent  of  such  prohibition  or  invalidity,   without  invalidating  the
     remainder of such provision or the remaining provisions of this Amendment.

          (c) Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constituted but one and the same Agreement.

          (d) Successors and Assigns. This Amendment shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the sole benefit of Borrower and Lender and their respective successors and assigns.

          (e) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

          (f) Continued Effectiveness. The Credit Agreement, as amended hereby, and each of the other Loan Documents, remain in full force and effect.

          (g) Costs, Expenses and Taxes. Borrower affirms and acknowledges that subsection 1.3(B) of the Credit Agreement applies to this Amendment and the transactions and Agreements and document contemplated hereunder.

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     Delivered at Chicago, Illinois, as of the day and year first above written.

                                     AKI, INC., a Delaware corporation,
                                     formerly know as Arcade, Inc.

                                     By:      /s/ Kenneth A. Budde
                                              -----------------------------
                                     Print Name:    Kenneth A. Budde
                                     Title:         Chief Financial Officer


                                     HELLER FINANCIAL, INC., a
                                     Delaware corporation

                                     By:      /s/ Susan Koehnlein
                                              -----------------------------
                                     Print Name:    Susan Koehnlein
                                     Title:         Assistant Vice President